Board of Directors

Anpath Group, Inc. (fka Telecomm Sales Network, Inc.)

Mooresville, NC

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 15, 2007, on the financial statements of Anpath Group, Inc. as of March 31, 2007 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

September 10, 2007